                                                                   EXHIBIT 10.48

                                 FIRST AMENDMENT

     FIRST AMENDMENT, dated as of July 8, 1998 (this "Amendment"), to the Credit
                                                      ---------
Agreement, dated as of November 4, 1997 (the "Credit Agreement"), among PARAGON
                                              ----------------
HEALTH NETWORK, INC., a Delaware corporation (the "Borrower"), the several banks
                                                   --------
and other financial institutions or entities from time to time parties thereto (the "Lenders"), NATIONSBANK, N.A., as documentation agent (in such capacity,
      -------
the "Documentation Agent"), and THE CHASE MANHATTAN BANK, as Administrative
     -------------------
Agent (in such capacity, the "Administrative Agent").
                              --------------------


                                 W I T N E S S E T H:
                                 -------------------

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

     WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.  Defined Terms.  (a)  General.  Terms defined in the Credit Agreement
         -------------        -------
and used herein shall, unless otherwise indicated, have the meanings given to them in the Credit Agreement. Terms defined and used in this Amendment shall have the meanings given to them in this Amendment.

     (b) Replacement of Definitions.  Section 1.1 of the Credit Agreement is
         --------------------------
hereby amended by deleting therefrom the definitions of the following definitions in their entirety and substituting in lieu thereof the following definitions in the appropriate alphabetical order:

     'Consolidated EBITDA':  for any period, Consolidated Net Income for such
      -------------------
     period plus, without duplication and to the extent reflected as a charge in
            ----
     the statement of such Consolidated Net Income for such period, the sum of
     (a) total income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) or, with respect to the computation of the financial covenants contained in Section
     7.1 for any Reference Period ending on or prior to September 30, 1998, writeoffs or changes to the income statements increasing the amount of reserves, in an aggregate amount not to exceed $15,000,000, of accounts receivable of the Borrower and its Subsidiaries, (f) any other non-cash charges, (g) with respect to the computation of the financial covenants contained in Section 7.1 for any Reference Period ending on or prior to September 30, 1998, fees and expenses related to the transactions contemplated by the Recapitalization Agreement (including conforming accounting adjustments) and the financing thereof in an aggregate amount equal to the lesser of the actual amount of such expenses and $122,000,000, (h) non-recurring cash charges taken within six months of the First Amendment Effective Date as a result of the Mariner Merger in an aggregate amount not to exceed $25,000,000 (such charges not in excess of such amount, the "Mariner Merger Charges"), (i) any lease
                                    ----------------------
     payments by Summit Institute for Pulmonary Medicine and Rehabilitation, Inc. ("Summit") with respect to the Riverside Community Hospital, Bossier
            ------
     City, Bossier Parish, Louisiana, to the extent and in the proportion of the guarantee by Summit of the then outstanding principal amount of the Summit IRB (the "Summit Guarantee") and (j) with respect to the computation of the
               ----------------
     financial covenants contained in Section 7.1, for the Reference Period ending: (i) December 31, 1997, $12,000,000, (ii) March 31, 1998, $9,000,000
     and (iii) June 30, 1998, $6,000,000, and minus, to the extent included in
                                              -----
     the statement of such Consolidated Net Income for such period, the sum of
     (a) interest income, (b) any extraordinary or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis; provided,
                                                                       --------
     that there shall be included in Consolidated EBITDA for such period the difference (but not below zero) between (a) the amount of Consolidated Net Income with respect to Mariner and its Subsidiaries for such period, to the extent of any cash distributions paid by Mariner to the Borrower during such period and (b) the amount of any investment by the Borrower in or for the account of Mariner during such period which is not utilized by Mariner during such period for the purposes set forth in Section 7.8(k).

          "Subsidiary":  as to any Person, a corporation, partnership, limited
           ----------
     liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. Unless otherwise specified, the term "Subsidiary" or "Subsidiaries" shall not include Mariner and its Subsidiaries and Mariner Merger Sub.

          'Substitute Omega Property':  any Health Care Facility and related
           -------------------------
     personal property conveyed to PHCMI after the Closing Date (which Health Care Facility may be leased to a New PHCMI Subsidiary), or any Health Care Facility and related personal property contributed or otherwise transferred by LC-Southeast to the Substitute Omega Property Subsidiary (which Health Care Facility may be leased to PHCMI), and which Health Care Facility in either case is or becomes encumbered by a mortgage, deed to secure debt or deed of trust in favor of Omega, for the purpose of serving as substitute collateral for the obligations of PHCMI to Omega, in exchange for the surrender by Omega of the Omega Letter of Credit; provided that the Substitute Omega Property
                                 --------
     shall not, in the aggregate, (i) represent more than $3,500,000 of the Borrower's Consolidated EBITDA for the most recent Reference Period for which the relevant financial information is available or (ii) have a maximum aggregate capacity in excess of 600 beds."

         (c) Amendment of Definitions.  (i) The definition of the term "Assumed
             ------------------------
     Debt" is hereby amended by adding at the end thereof and prior to the period the following: "provided, that, notwithstanding the above, the
                             --------
     Summit Guarantee shall be deemed to constitute Assumed Debt, to the extent the principal amount of Indebtedness guaranteed thereby does not exceed $3,500,000".

          (ii) The definition of the term "Revolving Credit Commitment" is hereby amended by deleting the number "$150,000,000" in the last line and substituting in lieu thereof the number "$175,000,000".

          (iii) The definition of the term "Tranche A Term Loan Commitment" is hereby amended by deleting the number "$240,000,000" in the last line and substituting in lieu thereof the number "$315,000,000".

          (d) Addition of Definitions.  The following defined terms are hereby
              -----------------------
     added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

              'First Amendment':  the First Amendment, dated as of July 8, 1998,
               ---------------
          to this Agreement.

              'First Amendment Effective Date':  the date of effectiveness of
               ------------------------------
          the First Amendment.

              'LC-Southeast':  Living Centers-Southeast, Inc., a North Carolina
               ------------
          corporation and an indirect Wholly Owned Subsidiary of the Borrower.

              'Mariner':  Mariner Health Group, Inc., a Delaware corporation.
               -------

              'Mariner Credit Agreement':  the Credit Agreement, dated as of
               ------------------------
          May 18, 1994, among Mariner, the lenders party thereto and PNC Bank, N.A., as agent, as amended, supplemented, restated or otherwise modified from time to time.

              'Mariner Merger':  the merger of Mariner Merger Sub with and into
               --------------
          Mariner, with Mariner as the continuing or surviving corporation, pursuant to the Mariner Merger Agreement.

              'Mariner Merger Agreement':  the Agreement and Plan of Merger,
               ------------------------
          dated as of April 13, 1998, among the Borrower, Mariner Merger Sub and Mariner, as amended, supplemented, restated or otherwise modified from time to time in accordance with Section 7.9.

              'Mariner Merger Sub':  Paragon Acquisition Sub, Inc., a Delaware
               ------------------
          corporation.

              'Mariner Notes':  the 9-1/2% Senior Subordinated Notes due 2006
               -------------
          of Mariner, as amended, supplemented or otherwise modified from time to time.

              'Substitute Omega Property Subsidiary':  Living Centers-PHCM,
               ------------------------------------
          Inc., a North Carolina corporation and a Wholly Owned Subsidiary of LC-Southeast.

              'Summit':  as defined in the definition of "Consolidated EBITDA".
               ------

              'Summit Guarantee':  as defined in the definition of "Consolidated
               ----------------
          EBITDA".

              'Summit IRB':  the series 1987 revenue refunding bonds issued by
               ----------
          the Louisiana Public Facilities Authority with respect to the Southwest Medical Center, Inc. Project."

          2.  Amendment to Section 2.1.  Section 2.1 of the Credit Agreement is
              ------------------------
hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 2.1:

              "2.1  Term Loan Commitments.  (a) Subject to the terms and
                    ---------------------
          conditions hereof, (i) each Tranche A Term Loan Lender severally agrees to make a term loan (an "Initial Tranche A Term Loan") to the
                                          ---------------------------
          Borrower on the Closing Date in an amount equal to the amount of the Tranche A Term Loan Commitment of such Lender then in effect, (ii) each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the Closing Date in an
              -------------------
          amount equal to the amount of the Tranche B Term Loan Commitment of such Lender and (iii) each Tranche C Term Loan Lender severally agrees to make a term loan (a "Tranche C Term Loan") to the Borrower on the
                                  -------------------
          Closing Date in an amount equal to the amount of the Tranche C Term
          Loan Commitment of such Lender and (b) subject to the terms and conditions of the First Amendment, each Tranche A Term Loan Lender severally agrees to make a term loan (a "Subsequent Tranche A Term
                                                   -------------------------
          Loan", and together with such
          ----

          Tranche A Term Loan Lender's Initial Tranche A Term Loan, if any, a "Tranche A Term Loan") to the Borrower on the First Amendment
           -------------------
          Effective Date in an amount equal to the difference between such Tranche A Term Loan Lender's Tranche A Term Loan Commitment on the First Amendment Effective Date and such Tranche A Term Loan Lender's Tranche A Term Loan Commitment on the Business Day immediately preceding the First Amendment Effective Date, if any. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12."

          3.  Procedure for Borrowing of Subsequent Tranche A Term Loans.
              ----------------------------------------------------------
Subject to the terms and conditions of the Credit Agreement and this First Amendment, each Tranche A Term Loan Lender which has a portion of the Increased Tranche A Term Loan Commitment (as defined below) agrees to make a term loan to the Borrower on the Effective Date (as defined below). No later than 12:00 noon, New York City time, one Business Day prior to the Effective Date, the Borrower shall give the Administrative Agent irrevocable notice requesting that such Tranche A Term Loan Lenders make the Subsequent Tranche A Term Loans to be made on the Effective Date. The Subsequent Tranche A Term Loans made on the Effective Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each such Tranche A Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Effective Date each such Tranche A Term Loan Lender shall make available to the Administrative Agent at its office specified in Section 10.2 an amount in immediately available funds equal to the Subsequent Tranche A Term Loans to be made by such Tranche A Term Loan Lender on the Effective Date. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by such Tranche A Term Loan Lenders in immediately available funds.

          4.  Amendment to Section 2.3.  Section 2.3(a) of the Credit Agreement
              ------------------------
is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 2.3(a):

              "(a) The Tranche A Term Loan of each Tranche A Term Loan Lender shall be repayable in 22 consecutive quarterly installments on the last day of each December, March, June and September, commencing on December 31, 1998, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by one-quarter of the amount set forth below opposite the period during which such installment is due or, in the case of the installments due from December 31, 2003 through March 31, 2004, one-half of the amount set forth below opposite the period during which such installment is due:

    Period                                        Principal Amount
    ------                                        ----------------
December 31, 1998 through September 30, 1999         $29,531,250

December 31, 1999 through September 30, 2000         $59,062,500
December 31, 2000 through September 30, 2001         $62,343,750
December 31, 2001 through September 30, 2002         $62,343,750
December 31, 2002 through September 30, 2003         $68,906,250
December 31, 2003 through March 31, 2004             $32,812,500

          5.  Amendment to Section 4.16.  Section 4.16 of the Credit Agreement
              -------------------------
is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 4.16:

          "4.16  Use of Proceeds.  The proceeds of the Term Loans (other than
                 ---------------
          the Subsequent Tranche A Term Loans) shall be used to finance a portion of the Recapitalization and to pay related fees and expenses. The proceeds of the Subsequent Tranche A Term Loans, Revolving Credit Loans, the Swing Line Loans and the Letters of Credit shall be used for Permitted Acquisitions, working capital needs and general corporate purposes (including, without limitation, for the purposes set forth in Section 7.8(k)); provided, however, that up to
                                        --------  -------
          $25,000,000 of the Revolving Credit Loans and Swing Line Loans may be used to finance a portion of the Recapitalization and to pay related fees and expenses."

          6.  Amendment to Section 6.10.  Section 6.10 of the Credit Agreement
              -------------------------
is hereby amended by adding at the end thereof the following new paragraph (e):

               "(e) Notwithstanding anything to the contrary contained herein, the Substitute Omega Property Subsidiary shall not be required to comply with any provision of this Section 6.10, and neither the Property of the Substitute Omega Property Subsidiary nor any of the Substitute Omega Property Subsidiary's Capital Stock shall be pledged as Collateral, in any such case, for so long as the Substitute Omega Property Subsidiary is restricted by any Contractual Obligation from complying with this Section 6.10 or from having its Capital Stock pledged as Collateral.".

          7.  Amendment to Section 7.1.  Section 7.1 of the Credit Agreement is
              ------------------------
hereby amended by deleting paragraph (d) and substituting in lieu thereof the following new paragraph (d):

               "(d)  Maintenance of Consolidated Net Worth.  Permit Consolidated
                     -------------------------------------
          Net Worth at the last day of any fiscal quarter of the Borrower ending after December 31, 1997 to be less than (i) all items which were included on the consolidated balance sheet under shareholders' equity at December 31, 1997 less $50,000,000, plus (ii) 50% of Consolidated
                                                 ----
          Net Income (if positive) for the period from January 1, 1998 to such date (not taking into account the Mariner Merger Charges), plus (iii)
                                                                     ----
          without duplication, 100% of the amount which would in conformity with GAAP be included in shareholders' equity on a consolidated balance sheet of the

          Borrower and its Subsidiaries as a result of the issuance of Capital Stock by, or capital contributions made to, the Borrower or any of its Subsidiaries after the Closing Date, minus (iv) the amount of the
                                               -----
          Mariner Merger Charges on an after-tax basis."

          8.  Amendment to Section 7.2.  Section 7.2 of the Credit Agreement is
              ------------------------
hereby amended by adding after the word "by" in the fourth line of paragraph (e) thereof the words "the Substitute Omega Property Subsidiary or".

          9.  Amendment to Section 7.3.  Section 7.3 of the Credit Agreement is
              ------------------------
hereby amended by (a) inserting immediately after the words "by PHCMI" in the first line of paragraph (m) thereof the words ", the Substitute Omega Property Subsidiary", (b) relettering current paragraphs (o) and (p) as (p) and (q) and
(c) inserting the following new paragraph (o) as follows:

          "(o) the pledge by Summit in favor of the trustee for the Summit IRB of its interest in the sinking fund reserve account for the Summit IRB;".

          10.  Amendment to Section 7.4.  Section 7.4 of the Credit Agreement is
               ------------------------
hereby amended by deleting paragraphs (c) and (d) thereof in their entirety and substituting in lieu thereof the following new paragraphs (c) and (d):

          "(c) any Subsidiary of the Borrower may Dispose of one or more Substitute Omega Properties to PHCMI, the Substitute Omega Property Subsidiary or any of the New PHCMI Subsidiaries in connection with providing substitute collateral to Omega in exchange for the surrender by Omega of the Omega Letter of Credit, and PHCMI, the Substitute Omega Property Subsidiary or any New PHCMI Subsidiary may temporarily lease or sublease the Substitute Omega Properties to LC-Southeast, provided that any such lease or sublease to LC-Southeast shall be cancelled as soon as reasonably practicable after receipt of necessary Governmental Authority Health Care Permits and Medicare and Medicaid licenses for the Substitute Omega Properties reissued in the name of PHCMI, the Substitute Omega Property Subsidiary or any New PHCMI Subsidiary, as applicable;

          (d) any acquisition expressly permitted by Section 7.8 may be structured as a merger with or into the Borrower (provided that the
                                                       --------
     Borrower shall be the continuing or surviving corporation), with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned
                                            --------
     Subsidiary Guarantor shall be the continuing or surviving corporation) or, in the case of the Mariner Merger, with or into Mariner (provided that
                                                              --------
     Mariner shall be the continuing or surviving corporation); and".

          11.  Amendment to Section 7.8.  Section 7.8 of the Credit Agreement is
               ------------------------
hereby amended by (a) inserting at the end of paragraph (g) thereof and prior to the semi-colon the following: "and the capital contribution by LC-Southeast to the Substitute Omega Property

Subsidiary represented by the transfer of the Substitute Omega Properties to the Substitute Omega Property Subsidiary, as permitted in Section 7.4(c) hereof",
(b) inserting immediately after the amount "$300,000,000" in the last line of paragraph (h) thereof the following: "provided, further, the Borrower and
                                      -----------------
Mariner Merger Sub shall be permitted to consummate the Mariner Merger pursuant to the Mariner Merger Agreement without regard to the foregoing dollar limitations, and shall be deemed not to be a utilization of such dollar limitations", (c) deleting the word "and" at the end of paragraph (j) thereof,
(d) relettering current paragraph (k) as paragraph (l), and (e) adding thereto the following new paragraph (k):

          "(k) investments by the Borrower in or for the account of Mariner (i) to finance the redemption or repurchase by Mariner of the Mariner Notes,
     (ii) to make the required payments to holders of the Cash Payment Options (as such term is defined in the Mariner Merger Agreement) and (iii) to pay other costs and expenses incurred by Mariner directly associated with the Mariner Merger, in an aggregate amount for items (i), (ii) and (iii) not to exceed $100,000,000 during the term of this Agreement; and".

          12.  Amendment to Section 7.9.  Section 7.9 of the Credit Agreement is
               ------------------------
hereby amended by (a) deleting the word "or" the first time it appears in the sixth line and substituting in lieu thereof a comma and (b) inserting immediately after the word "Notes" in the sixth line thereof the words "or the Mariner Merger Agreement, except for changes to the Mariner Merger Agreement that do not adversely affect the Lenders in any respect".

          13.  Amendment to Section 7.10.  Section 7.10 of the Credit Agreement
               -------------------------
is hereby amended by inserting immediately at the end thereof and prior to the period the following: "provided, that the foregoing provisions of this Section
                        --------
7.10 shall not be deemed to prohibit (i) any transaction incidental to the Mariner Merger, as contemplated in the Mariner Merger Agreement, (ii) the provision of certain administrative services by the Borrower for Mariner or any of its Subsidiaries in the ordinary course of business and consistent with the Borrower's past practice with respect to its other Subsidiaries, (iii) the payment by the Borrower in the ordinary course of business of certain third party payment obligations on behalf of Mariner or any of its Subsidiaries to the extent Mariner or such Subsidiary, as the case may be, provides timely reimbursement to the Borrower for such payment, but in any event such reimbursement shall be in the same fiscal quarter in which the Borrower made such payment (it being understood that the payment of such obligations by the Borrower in accordance with this clause (iii) shall be deemed not to be a utilization of the dollar limitations set forth in Section 7.8(k)) or (iv) the investment permitted pursuant to section 7.8(k)".

          14.  Amendment to Section 7.14.  Section 7.14 of the Credit Agreement
               -------------------------
is hereby amended by (a) deleting the word "and" in the fifth line and substituting in lieu thereof a comma and (b) adding at the end thereof and prior to the period the following: "and (c) so long as the Summit IRB is outstanding, any agreement binding on Summit and relating to the Health Care Facility in Bossier City, Bossier Parish, Louisiana, leased by Summit and financed by the Summit IRB".

          15.  Amendment to Section 7.15.  Section 7.15 of the Credit Agreement
               -------------------------
is hereby amended by (a) deleting the word "and" in the eighth line and substituting in lieu thereof a comma and (b) adding at the end thereof and prior to the period the following: "and (iii) Section 6.11(b) of the Amended and Restated Agreement of Sale, dated as of April 1, 1993, as amended prior to the date hereof, by and among the Louisiana Public Facilities Authority, Southwest Medical Center, Inc. and Summit, as guarantor".

          16.  Amendment to Section 8.  Section 8 of the Credit Agreement is
               ----------------------
hereby amended by (a) deleting paragraph (f) and substituting in lieu thereof the following new paragraph (f):

          "(f) (i) the Borrower or any of its Subsidiaries or Mariner or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries or Mariner or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries or Mariner or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries or Mariner or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries or Mariner or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries or Mariner or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or",

(b) deleting the word "or" in the last line of paragraph (l) thereof, (c) adding at the end of paragraph (l) and prior to the semi-colon the following: "or (iv) the Borrower shall cease to own 100% of the issued and outstanding Capital Stock of Mariner", (d) adding the word "or" at the end of paragraph (m) thereof and
(e) adding thereto the following new paragraph (n):

          "(n) Mariner or any of its Subsidiaries shall default in the observance or performance of any agreement or condition with respect to the Mariner Credit Agreement or the Mariner Notes (including, without limitation, any guarantee thereof), or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or event or condition, in each of the foregoing instances, is to cause, or to permit the holder or beneficiary of the Mariner Credit Agreement or the Mariner Notes or guarantee thereof (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, the Mariner Credit Agreement or the Mariner Notes (or any guarantee thereof) to become due prior to its stated maturity or (in the case of any such guarantee) to become payable, and such holder or beneficiary shall cause the Mariner Credit Agreement or the Mariner Notes (or any guarantee thereof) to become due prior to its stated maturity or (in the case of any such guarantee) to become payable;".

          17.  Amendment of Schedule 1.1(a).  Schedule 1.1(a) to the Credit
               ----------------------------
Agreement is hereby amended by adding thereto the following information set forth on Schedule 1.1(a) attached hereto.

          18.  Supplement to Schedule 7.14.  Schedule 7.14 to the Credit
               ---------------------------
Agreement is hereby amended by adding thereto the information set forth on Annex A to this Amendment.

          19.  Pledge of Mariner Stock.  The Borrower hereby assigns and
               -----------------------
transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Lenders, a security interest in, the shares of Capital Stock of Mariner listed on Annex B to this Amendment, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of Mariner that may be issued or granted to, or held by, the Borrower while the Credit Agreement is in effect, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations, which assignment, transfer and grant shall be governed by the terms of the Guarantee and Collateral Agreement.

          20.  Fees.  (a) In consideration for the agreement of each Revolving
               ----
Credit Lender which has agreed to increase its Revolving Credit Commitment pursuant hereto or any Revolving Credit Lender becoming a Revolving Credit Lender on the date hereof pursuant hereto (the aggregate increase in the Revolving Credit Commitments being referred to herein as the "Increased
                                                              ---------
Revolving Credit Commitment"), the Borrower agrees to pay to each such Revolving
---------------------------
Credit Lender, a fee in an amount previously disclosed to such Revolving Credit Lender by the Administrative Agent in writing, payable on the date on which the Mariner Merger becomes effective, as provided in the Mariner Merger Agreement (the "Mariner Merger Effective Date") in immediately available funds.
      -----------------------------

          (b) In consideration for the agreement of each Tranche A Term Loan Lender which has agreed to increase its Tranche A Term Loan Commitment pursuant hereto or any Tranche A Term Loan Lender becoming a Tranche A Term Loan Lender on the date hereof pursuant hereto (the aggregate increase in the Tranche A Term Loan Commitments being referred to herein as the "Increased Tranche A Term Loan
                                                  -----------------------------
Commitment"), the Borrower agrees
----------
to pay to each such Tranche A Term Loan Lender, a fee in an amount previously disclosed to such Tranche A Term Loan Lender by the Administrative Agent in writing, payable on the Mariner Merger Effective Date in immediately available funds.

          21.  Conditions to Effectiveness.  The amendments provided for herein
               ---------------------------
shall become effective on the date (the "Effective Date") of satisfaction of the
                                         --------------
following conditions precedent:

          (a) The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower and the Required Lenders (including each Lender which has committed to a portion of the Increased Revolving Credit Commitment or the Increased Tranche A Term Loan Commitment).

          (b) The Administrative Agent shall have received a copy of the resolutions of the Borrower, in form and substance satisfactory to the Administrative Agent, authorizing (i) the execution, delivery and performance of this Amendment and (ii) the borrowings contemplated by the Increased Revolving Credit Commitments and the Increased Tranche A Term Loan Commitments, which resolutions shall be certified by the Secretary or an Assistant Secretary of the Borrower as of the date hereof, and which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (c) The Administrative Agent shall have received a certificate of the Secretary of the Borrower, dated the date hereof, as to the incumbency and signature of the officers of the Borrower executing this Amendment satisfactory in form and substance to the Administrative Agent.

          (d) All governmental and third party approvals (including landlords' and other consents) necessary or advisable in connection with this Amendment, the making of the loans under the Increased Revolving Credit Commitment and the Increased Tranche A Term Loan Commitment and the consummation of the Mariner Merger shall have been obtained and be in full force and effect (other than certain Health Care Permits relating to Health Care Facilities owned or operated by Mariner or its Subsidiaries which may be required as a result of the Mariner Merger and which in any event have been applied for and are reasonably expected by the management of the Borrower to be issued in due course and the failure of which to obtain such Health Care Permits shall not have a Material Adverse Effect), and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the Credit Agreement as amended by this Amendment, the making of the loans under the Increased Revolving Credit Commitment and the Increased Tranche A Term Loan Commitment or the consummation of the Mariner Merger.

          (e)  The Lenders shall have received the Mariner Merger Agreement.

          (f) The Administrative Agent shall have received the executed legal opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Borrower dated the date hereof and in form and substance satisfactory to the Administrative Agent with respect to this Amendment and the transactions contemplated hereby.

          (g) The Administrative Agent shall have received the certificates representing the shares of Capital Stock of Mariner pledged pursuant to paragraph 19 above, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the Borrower.

          (h) The Mariner Merger shall have been consummated pursuant to the terms of the Mariner Merger Agreement contemporaneously with the effectiveness of this Amendment.

          (i) The requisite lenders under the Mariner Credit Agreement shall have agreed to amend and waive certain provisions of the Mariner Credit Agreement on terms and conditions satisfactory to the Administrative Agent, so that after giving effect to such amendments and waivers and the consummation of the Mariner Merger, no default or event of default shall have occurred and be continuing under the Mariner Credit Agreement.

; provided, that, the effectiveness of the amendments set forth in paragraphs
  --------  ----
1(c)(i), 9(b) and (c), 14 and 15 and the addition of the definitions "Summit", "Summit Guarantee" and "Summit IRB" contained in paragraph 1(d) shall be conditioned only upon the satisfaction of the condition contained in clause (a) of this paragraph 21.

          22.  Representations and Warranties.  The Borrower as of the date
               ------------------------------
hereof and after giving effect to the amendment contained herein, hereby confirms, reaffirms and restates that representations and warranties made by it in Section 4 of the Credit Agreement; provided, that each reference to the
                                      --------
Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

          23.  Payment of Expenses.  The Borrower agrees to pay or reimburse the
               -------------------
Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          24.  Reference to and Effect on the Loan Documents; Limited Effect.
               -------------------------------------------------------------
On and after the date hereof and the satisfaction of the conditions contained in paragraph 21 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provisions of any of the Loan Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Loan Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

          25.  Counterparts.  This Amendment may be executed by one or more of
               ------------
the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

          26.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF
               -------------
THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD FOR THE CONFLICT OF LAWS PRINCIPLES THEREOF).

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                              PARAGON HEALTH NETWORK, INC.


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              THE CHASE MANHATTAN BANK, as
                              Administrative Agent and as a Lender


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

                                                                 Schedule 1.1(a)
                                                                 ---------------


                                      Tranche A Term         Revolving
                                      Loan Commitment    Credit Commitment
                                      ---------------    -----------------

The Chase Manhattan Bank                $18,000,000          $ 6,000,000
Nationsbank, N.A.                        16,875,000            5,625,000
General Electric Capital Corporation      7,500,000            2,500,000
The Bank of Nova Scotia                   7,500,000            2,500,000
First Union National Bank                 7,500,000            2,500,000
Wachovia Bank, N.A.                       7,500,000            2,500,000
Societe Generale                          3,750,000            1,250,000
Skandinaviska Enskilda Banken AB          3,750,000            1,250,000
Transamerica Business Credit
 Corporation                              2,625,000              875,000
                                        -----------          -----------
  TOTAL                                 $75,000,000          $25,000,000
                                        ===========          ===========

                                                                         Annex A
                                                                         -------

                               NEGATIVE PLEDGES


                                     NONE

                                                                         Annex B
                                                                         -------

                             MARINER PLEDGED STOCK

                                                          Certificate      Number
Stock Issuer         Shareholder        Class of Stock      Number       of Shares
--------------    ------------------    --------------    -----------    ---------
Mariner Health    Mariner Post-Acute
 Group, Inc.       Network, Inc.            Common              1          1,000